EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated and Subsidiaries of our report dated March 14, 2003, except for Note 3, as to which the date is March 31, 2003, relating to the financial statements, which appears in the 2002 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Registration Statements on Form S-3

Registration Numbers

333-66755

333-71933

Registration Statements on Form S-4

Registration Numbers

333-09043

333-41563

333-60123

333-75120

Registration Statements on Form S-8

Registration Numbers

33-88390

333-00695

333-25213

333-47535

333-66759

333-83161

333-83159

333-91416

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

April 28, 2003

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-91416) of Saks Incorporated and Subsidiaries of our report dated March 14, 2003 relating to the financial statements of Saks Incorporated Employee Stock Purchase Plan, which appears in Exhibit 99.4 in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Birmingham, Alabama

April 28, 2003